                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of AmerisourceBergen Corporation on Form S-4 of our reports dated November 1, 2000 (December 20, 2000 as to Note 17) appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the year ended September 30, 2000 and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Costa Mesa, California
October 17, 2001